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                                                                    EXHIBIT 11.1

                OSHMAN'S SPORTING GOODS, INC. AND SUBSIDIARIES
        COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                  (UNAUDITED)
                   (in thousands, except for per share data)
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                                             THREE MONTHS ENDED    THREE MONTHS ENDED    NINE MONTHS ENDED    NINE MONTHS ENDED
                                              NOVEMBER 1, 1997      NOVEMBER 2, 1996     NOVEMBER 1, 1997     NOVEMBER 2, 1996
                                             ------------------    ------------------    -----------------   --------------------
                                                        FULLY                 FULLY                 FULLY                  FULLY
                                             PRIMARY   DILUTED     PRIMARY   DILUTED      PRIMARY  DILUTED     PRIMARY    DILUTED
                                             -------  ---------    -------   ---------    -------  ---------   --------  --------
NET EARNINGS(LOSS)                           $ 1,588  $   1,588    $(2,895)  $  (2,895)   $   319  $     319   $(12,157) $(12,157)
                                             =======  =========    =======   =========    =======  =========   ========  ========


WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                            5,830      5,830      5,830       5,830      5,830      5,830      5,828     5,828


EXCESS OF SHARES ISSUABLE UPON
 EXERCISE OF STOCK OPTIONS OVER
 SHARES DEEMED RETIRED UNDER THE
 "TREASURY STOCK" METHOD                         131        131          -           -        101        101          -         -
                                             -------  ---------    -------   ---------    -------  ---------   --------  --------


WEIGHTED AVERAGE NUMBER OF COMMON
 AND DILUTIVE COMMON EQUIVALENT
 SHARES OUTSTANDING                            5,961      5,961      5,830       5,830      5,931      5,931      5,828     5,828
                                             =======  =========    =======   =========    =======  =========   ========  ========


   EARNINGS(LOSS) PER COMMON AND
    COMMON EQUIVALENT SHARE                  $   .27  $     .27    $  (.50)  $    (.50)   $   .05  $     .05   $  (2.09) $  (2.09)
                                             =======  =========    =======   =========    =======  =========   ========  ========

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